                                                                 EXHIBIT 10.21.2

CONFIDENTIAL PORTIONS HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934 AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION

                              FIRST SIDE AGREEMENT

This First Side Agreement ("First Side Agreement"), effective as of the 1st day of November, 2001 ("First Side Agreement Effective Date"), is by and between EPOCH BIOSCIENCES, INC., having a principal place of business at 21720 23rd Road SE, Bothell, Washington 98021 ("Epoch"), and PE CORPORATION (NY), through its Applied Biosystems Group, having a principal place of business at 850 Lincoln Centre Drive, Foster City, California 94404 ("ABG").

                                   BACKGROUND

A. The Parties have entered into a Second Amended And Restated Collaboration, License and Supply Agreement dated August 17, 2000 ("Collaboration Agreement").

B. The Parties wish to modify their contractual relations in order to facilitate the more effective and efficient commercialization of MGB Oligonucleotide technology.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

                                    AGREEMENT

1.      DEFINITIONS

1.1 Definitions. Any words with initial capitalization that are used in this First Side Agreement that are not otherwise defined in this First Side Agreement will have the meanings set forth in the Collaboration Agreement.

1.2 "Quarter" means a three month period beginning on the first day of January, April, July or October.

2.      ABG'S OBLIGATION TO PURCHASE BARE PROBES FROM EPOCH

2.1 During The Period Beginning October 1, 2001 And Ending December 31, 2002. Notwithstanding anything to the contrary in Section 6.02 or 6.04 of the Collaboration Agreement, or any other terms of the Collaboration Agreement,



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        during the period beginning on October 1, 2001 and ending December 31,
        2002, for each Quarter within that period, ABG will either (1) purchase [*] Bare Probes from Epoch at a price of $[*] per Bare Probe, or (2) purchase a number of Bare Probes less than [*] Bare Probes from Epoch at a price of [*] per Bare Probe and pay Epoch a payment in the amount of ([*] - X)*$[*], where X is the number of Bare Probes less than [*] Bare Probes purchased from Epoch ("Remainder Payment"). Any Remainder Payment owed to Epoch will be paid to Epoch prior to the end of the Quarter in which the Remainder Payment accrues. The following hypothetical example is provided to clarify the above provision, and will not be considered a right or obligation to either Party under this First Side Agreement:

                If, in any Quarter during the period beginning on October 1, 2001 and ending December 31, 2002 ABG were to purchase [*] Bare Probes from Epoch, ABG would pay Epoch as follows: [*]*$[*] = $[*] for the purchase of [*] Bare Probes, and [*]*$[*] $[*] as the Remainder Payment, for a total payment to Epoch in that three-month period of $[*]. The $[*] Remainder Payment would be due prior to the end of the subject Quarter.

2.2 Schedule For Ordering Of Bare Probes. To enable Epoch to manufacture and ship probes in satisfaction of orders from ABG in a timely manner, orders from ABG will be placed prior to the end of the relevant Quarter as follows:



        Aggregate Number of
        Probes Ordered                   Deadline For Placement Of Order
        --------------                   -------------------------------
        [*]-[*] Bare Probes                30 days prior to end of Quarter
        [*]-[*] Bare Probes                45 days prior to end of Quarter
        [*]-[*]                            60 days prior to end of Quarter


        To be considered a valid order, each order from ABG shall be supported by a written purchase order specifying the oligonucleotide sequences, quantity, price, shipping instructions and any other special information necessary to fulfill such order.

3.      CONTINUED FORCE AND EFFECT OF COLLABORATION AGREEMENT

All provisions of the Collaboration Agreement, except as expressly modified by this First Side Agreement, will remain in full force and effect and are hereby reaffirmed. Other than as expressly stated in this First Side Agreement, this First Side Agreement will not operate as a waiver of any condition or obligation imposed on the Parties under the Collaboration Agreement.

*CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH COMMISSION.




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4.      FURTHER DISCUSSIONS

The Parties will promptly enter into good faith negotiations to resolve certain outstanding differences of opinion relating to (A) the definition of certain product categories (e.g., Bare Probe and Kit) used to determine royalty payments and minimum product purchase obligations, (B) the extent to which ABG will be obligated to purchase minimum quantities of products from Epoch following the expiration of this First Side Agreement, and (C) if the Parties decide that ABG will no longer be obligated to purchase any minimum quantities of products from Epoch after December 2002, an adjustment to the royalties owed to Epoch set forth at Section 5.04 of the Collaboration Agreement. The negotiations related to 4.(A) will be completed on or before December 31, 2001, and the new definitions resulting from those negotiations will be applied to any royalties owed during the Quarter ending December 31, 2001 and for each Quarter thereafter. The negotiations related to 4.(B) and 4.(C) will be completed on or before June 30, 2002.

5.      TERM OF FIRST SIDE AGREEMENT

The term of this First Side Agreement will begin on the First Side Agreement Effective Date and will end on December 31, 2002.

6.      INTERPRETATION OF FIRST SIDE AGREEMENT

In the event of any conflict, inconsistency, or incongruity between any provision of this First Side Agreement and any provision of the Collaboration Agreement, the provisions of this First Side Agreement will govern and control.

7.      ENTIRE AGREEMENT

This First Side Agreement, along with the Collaboration Agreement, constitute the sole agreements between the Parties relating to the subject matter hereof and supersede all previous writings and understandings. Neither Party has been induced to enter into this First Side Agreement by, nor is any Party relying on, any representation or warranty outside those expressly set forth in this First Side Agreement.

8.      COUNTERPARTS

This First Side Agreement may be executed in any number of counterparts, and each counterpart will be deemed an original instrument, but all counterparts together will constitute one agreement.


[Signature page follows.]



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The Parties, through their authorized officers, have executed this First Side
Agreement as of the First Side Agreement Effective Date.


EPOCH BIOSCIENCES, INC.               PE CORPORATION (NY),
                                      THROUGH ITS APPLIED BIOSYSTEMS GROUP


By: /s/ William Gerber                By: /s/ Michael W. Hunkapiller
   ------------------------------         ----------------------------------

Name:  Dr. William Gerber             Name: Dr. Michael W. Hunkapiller

Title: President and                  Title: President Applied Biosystems Group,
       Chief Executive Officer               Executive Vice President,
                                             PE Corporation (NY)


Date:  11/1/2001                      Date:  10/31/2001
   ------------------------------          ---------------------------------



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